UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2015

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Jack Henry & Associates, Inc. (the "Company") recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. As a result of this process, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP ("PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

On December 7, 2015, the Company, as approved by the Audit Committee, dismissed Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm for the fiscal year ended June 30, 2015 and prior years, as the Company’s independent registered public accounting firm, effective immediately. The reports of Deloitte on the Company’s financial statements for each of the two fiscal years ended June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2015 and 2014 and in the subsequent interim period through December 7, 2015, there was no "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

There was a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended June 30, 2015 and June 30, 2014, related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the "2015 Form 10-K") and the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2014 (the "2014 Form 10-K/A"). As disclosed in the 2015 Form 10-K and 2014 Form 10-K/A, the Company concluded that a material weakness existed as of June 30, 2015 and June 30, 2014, respectively, in the design and operating effectiveness of its internal control over financial reporting related to its revenue recognition for certain of its software license maintenance and service agreements. Deloitte's reports on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2015, and June 30, 2014, which were included in the 2015 Form 10-K and 2014 Form 10-K/A, respectively, contained an adverse opinion thereon. The Committee has discussed the material weakness in the Company’s internal control over financial reporting with Deloitte, and has authorized Deloitte to respond fully to the inquiries of PwC concerning such material weakness.

The Company provided Deloitte with a copy of the disclosure contained in this Current Report on Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated December 10, 2015, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As discussed above, on December 7, 2015, the Company, as approved by the Audit Committee, appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. During the fiscal years ended June 30, 2015 and 2014 and subsequent interim period through

December 7, 2015, neither the Company, nor anyone on its behalf, has consulted PwC with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

16.1    Letter of Deloitte & Touche LLP dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: December 10, 2015
By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer